Exhibit 10.1

AMENDING AGREEMENT NO. 1

THIS AGREEMENT made as of the 11th day of October, 2005,

B E T W E E N:

AVISCAR INC.,
a corporation incorporated under the laws of Canada,

(hereinafter called the "Avis General Partner"),

- and -

BUDGETCAR INC.,
a corporation existing under the laws of Canada,

(hereinafter called the "Budget General Partner"),

- and -

BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the "STARS Limited Partner"),

- and -

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in Canada, in its capacity as trustee of BAY STREET FUNDING TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the "Bay Street Limited Partner").

WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner have entered into a fourth amended and restated limited partnership agreement made as of the 20th day of April, 2005 (collectively, the "Limited Partnership Agreement");

AND WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner wish to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

(a)  All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)  Section headings are for convenience only.

2.	Amendments to the Limited Partnership Agreement

2.1	Section 1.1 of the Limited Partnership Agreement is hereby amended by:

(a)  deleting the words "(a) whose unsecured long-term debt is rated BBB or its equivalent or higher by two or more of the Rating Agency, S&P and Moody's" where such words appear in the defined term "Eligible Manufacturer" and substituting therefor the words "so long as Chrysler, Ford, GM or such additional Manufacturer (a) has an unsecured long-term debt rating of BB or higher by the Rating Agency";

(b)  adding each of the following defined terms in the appropriate alphabetical order:

(i)
“"Eligible Manufacturer Percentage" means, in respect of an Eligible Manufacturer at any time, if such Eligible Manufacturer's unsecured long-term debt rating by the Rating Agency at such time is (i) BBB or higher, a percentage equal to the Partnership Program Vehicle Base Percentage, (ii) BBB (low), a percentage equal to the sum of (A) the Partnership Program Vehicle Base Percentage plus (B) one-quarter of the Partnership Percentage Differential at such time, (iii) BB (high), a percentage equal to the sum of (C) the Partnership Program Vehicle Base Percentage, and (D) one-half of the Partnership Percentage Differential at such time, and (iii) BB, a percentage equal to the sum of (E) the Partnership Program Vehicle Base Percentage, and (F) three-quarters of the Partnership Percentage Differential at such time;”;

(ii)	“"Partnership Non-program Vehicle Percentage" means 17.5%;”;

(iii)
“"Partnership Percentage Differential" means, on any date, the positive difference between the Partnership Program Vehicle Base Percentage on such date and the Partnership Non-program Vehicle Percentage on such date;”;

(iv)	“"Partnership Program Vehicle Base Percentage" means 9.3%;”;

(v)
“"Partnership Program Vehicle Percentage" means, on any date, a percentage equal to the weighted average of the individual Eligible Manufacturer Percentages on such date, calculated based on the relevant percentage that the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each such Eligible Manufacturer represents of the sum of the Current Book Values of all Partnership Program Vehicles and Program Negotiation Vehicles on such date;”.

2.2	Section 3.3(c) of the Limited Partnership Agreement is hereby amended by deleting the first sentence of section 3.3(c) in its entirety and substituting therefor the following:

"With respect to any Capital Call made pursuant to section 3.3(a), either General Partner shall make, simultaneously with the payment from the Limited Partners, a capital contribution by way of immediately available funds deposited to the Vehicle Account, in such amount that, after giving effect to all such capital contributions and the use of proceeds thereof, the aggregate of the General Partners' Capital Accounts for the General Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partners pursuant to Section 4.8 and Excluded Capital shall be at least equal to the General Partners' Capital Commitment.".

2.3	Section 3.3(e) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(e) Each General Partner covenants and agrees to contribute at all times up to and including the day of occurrence of a Trigger Event, but not after such day, sufficient capital to the Partnership from time to time by way of additional capital contribution so that the aggregate of the General Partners' Capital Accounts for the General Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partners pursuant to Section 4.8 and Excluded Capital shall be equal to at least the product of (i) the sum of (A) the product of the Partnership Program Vehicle Percentage and the percentage of Partnership Vehicles that are Partnership Program Vehicles (other than Program Negotiation Vehicles), (B) the product of the Partnership Program Vehicle

Percentage and the percentage of Partnership Vehicles that are Program Negotiation Vehicles, and (C) the product of the Partnership Non-program Vehicle Percentage and the percentage of Partnership Vehicles that are Partnership Non-program Vehicles times (ii) the total capital of the Partnership other than capital contributed by the Partners pursuant to Section 4.8 and Excluded Capital, such product being referred to in this Agreement as the "General Partners' Capital Commitment".”.

2.4	Section 3.4 of the Limited Partnership Agreement is hereby amended by:

(a)
deleting the words "after giving effect to such Hedging Transactions," where such words appear in the first sentence of Section 3.4 and substituting therefor the words ", if it were assumed that such Hedging Transactions were entered into by the Limited Partners,"; and

(b)
inserting the words "(on the assumption that such Hedging Transactions were entered into by the Limited Partners)" immediately after the words "Hedging Transactions does not" where such words appear in the second sentence of Section 3.4.

2.5	Section 5.4(c) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

"(c)
When and to the extent the General Partners make a Capital Call for the purpose of funding the purchase of Program Negotiation Vehicles, each of them shall ensure that after giving effect to such Capital Call, the aggregate of the General Partners' Capital Accounts for the General Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partners pursuant to Section 4.8 and Excluded Capital shall be at least equal to the General Partners' Capital Commitment.".

2.6
The form of Settlement Report attached to the Limited Partnership Agreement as "Schedule D" is hereby deleted and the form of Settlement Report attached to this Agreement as Schedule A is added to the Limited Partnership Agreement as Schedule D.

3.	Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.	Miscellaneous

(a)  With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)  This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)  None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)  This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized signatories thereunto duly authorized, as of the date first above written.

AVISCAR INC.
by:	/s/ Gerald J. Monusky
Name: Gerald J. Monusky Title: Vice President

by:	/s/ Mark E. Costello
Name: Mark E. Costello Title: Assistant Secretary

BUDGETCAR INC.
by:	/s/ William Boxberger
Name: William Boxberger Title: Vice President

by:	/s/ Edward Peter Bertero
Name: Edward Peter Bertero Title: Senior Vice President and Treasurer

BNY TRUST COMPANY OF CANADA, as trustee of CANADIAN MASTER TRUST (with liability limited to the assets of the Trust) by its Securitization Agent, BMO NESBITT BURNS INC.
by:	/s/Chris Romano
Name: Title:

by:	/s/ J D Marriott
Name: Jerry Marriott Title: Vice President, Securitization and Structured Finance

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of the trust) by its administrator, SCOTIA CAPITAL INC.
by:	/s/ Doug Noe
Name: Title:

by:
Name: Title:

The undersigned hereby acknowledges notice of and consents to the foregoing amendments to the Limited Partnership Agreement.

CENDANT CORPORATION
by:	/s/ Kevin Monaco
Name: Kevin Monaco Title: Group Vice President and Assistant Treasurer

We hereby consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this 11th day of October, 2005.

DOMINION BOND RATING SERVICE LIMITED
by:	/s/ Dino Galanis
Name: Dino Galanis Title: Assistant Vice President